Exhibit 99.1

ISS RECOMMENDS DAVIDsTEA SHAREHOLDERS VOTE “FOR” THE MANAGEMENT DIRECTOR NOMINEES, WITHHOLD ON DISSIDENT HERSCHEL SEGAL

Second independent governance advisory firm to recommend shareholders vote FOR management director nominees

ISS notes that “dissident control of the board is not warranted” and “dissident has failed to produce a detailed business plan”

DAVIDsTEA urges shareholders to vote the YELLOW proxy for the management director nominees today

MONTREAL, June 4, 2018 (GLOBE NEWSWIRE) —  DAVIDsTEA Inc. (Nasdaq: DTEA) announced today that Institutional Shareholder Services Inc. (ISS), a leading independent proxy and governance advisory firm, recommends that DAVIDsTEA shareholders vote “FOR” all of the management director nominees prior to the company’s June 14, 2018 Annual General Meeting. On June 1, DAVIDsTEA announced that Glass Lewis & Co. also recommends that shareholders vote FOR the management director nominees. DAVIDsTEA urges shareholders, no matter how many shares they own, to vote the YELLOW Proxy or Voting Information Form today to support the DAVIDsTEA director nominees.

In making its recommendation to vote FOR management’s director nominees and WITHHOLD on dissident Herschel Segal, ISS carefully reviewed the facts and arguments made by both sides. ISS stated(1):

•                “Overall, dissident control of the board is not warranted, among other things, due to lack of detailed dissident plan (e.g., actionable proposals to initiate substantial progress and organizational improvements) and in light of recent company efforts in key business areas (e.g., enhancement of e-commerce platform and improvement of customer experience and sales via new store renovation concept) that indicate some progress of the existing refreshed management team and board on the company’s business strategy.”

•                “Herschel Segal has relevant retail-industry experience and he is a founder of the company, however some of the concerns raised by the company pursuant to his candidacy seems to be valid (for instance, his performance track record at Le Château Inc. and his apparent desire to control the company’s operations by proposing himself as an executive chairman).”

ISS also recommends that shareholders vote for two of the more experienced dissident nominees and expand the company’s board to eight. DAVIDsTEA has repeatedly offered Mr. Segal a compromise that would have provided him with fair, proportionate representation on the board that is consistent with this ISS recommendation. These attempts were all rejected by the dissident. The easiest way to vote for all management director nominees is to vote the YELLOW Proxy or Voting Instruction Form and disregard the dissident blue proxy form.

Shareholders are encouraged to visit the DAVIDsTEA’s website to read the Management Information Circular and presentation for a complete understanding of the company’s strategy and the relevant experience of the DAVIDsTEA nominees. The Circular, presentation and instructions on how to vote

(1)  DAVIDsTEA has neither sought nor obtained consent from any third party to use previously published information in this press release.

are publicly available on DAVIDsTEA’s website at http://2018meeting.davidstea.com and on SEDAR (www.sedar.com).

Vote by Tuesday, June 12 at 5 p.m. (Eastern Time)

Time is short. Vote today in support of the DAVIDsTEA nominees by voting using only the YELLOW Proxy or Voting Instruction Form well in advance of the proxy deadline. Disregard any blue proxy or voting instruction form that you may receive from Rainy Day Investments Ltd.

For questions or voting assistance, please contact Laurel Hill Advisory Group at 1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs and plans regarding the dissident shareholder’s plans for the Company. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as other risks set forth in the Company’s Annual Report on Form 10-K dated April 19, 2018, which is and filed with the Securities and Exchange Commission on EDGAR (accessible at www.sec.gov/edgar.shtml) and SEDAR (accessible at www.sedar.com). If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA
DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Shareholder Questions

Shareholders who have questions may contact DAVIDsTEA’s proxy agent at:

Laurel Hill Advisory Group

Toll free in North America:  1 (877) 452-7184

(1 (416) 304-0211 outside North America)

assistance@laurelhill.com

Media Contact
Edelman
Nina Godard
(416) 455-6324
nina.godard@edelman.com